Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Toys “R” Us, Inc.
Kathleen Waugh
973-617-5888
646-366-8823
waughk@toysrus.com

TOYS “R” US FILES 10-K REPORT FOR FISCAL YEAR 2006

Includes Upward Revision to Previously Announced Net Income Figures for Fourth

Quarter and Fiscal Year 2006 Based on Income Tax Accounting Review

WAYNE, NJ, (May 15, 2007) — Toys “R” Us, Inc. will file today its Form 10-K for fiscal year 2006, the period ended February 3, 2007. Following a review of the company’s income tax accounting, the filing includes an upward revision to the company’s previously announced net income figures for the 2006 fourth quarter and fiscal year 2006. Net income for the fourth quarter of fiscal 2006, as reported in the Form 10-K, was revised upward from $199 million to $224 million. Net income for fiscal 2006 was revised upward from $85 million to $109 million.

This revision of the net income results announced by the company on April 26, 2007, relates to the application of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”), under which the company is using the cumulative effect transition method to account for certain unrecorded prior year income tax expense items that were immaterial both individually and in the aggregate to prior years, yet material in the aggregate to fiscal 2006 net income. Also as a result of applying SAB 108, the company’s January 29, 2006 deficit balance was increased by $24 million.

In addition, based on the review, the company concluded that a correction was required in its accounting for deferred tax assets and liabilities. Specifically, Financial Accounting Standards Board Statement No. 109 “Accounting for Income Taxes” requires that certain same tax jurisdictional current and non-current deferred tax assets and liabilities be presented on the balance sheet on a net rather than a gross basis. Accordingly, the company has restated its financial statements and financial statement information included in its fiscal 2006 Form 10-K. This change resulted in offsetting decreases to current and non-current deferred tax assets and liabilities at each period and had no effect on reported net income, retained deficit, or cash flow. As a result, the company’s reported total assets were reduced by approximately $500 million from approximately $8.4 billion to $7.9 billion as of January 28, 2006, with a commensurate reduction in total liabilities.

About Toys “R” Us, Inc.

Toys “R” Us is the world’s leading specialty toy retailer. Currently it sells merchandise through more than 1,500 stores, including 586 stores in the U.S. and 684 international stores, which include licensed and franchised stores, and through its Internet site at www.Toysrus.com. Babies “R” Us is the largest baby product specialty store chain in the world and a leader in the juvenile industry, and sells merchandise through 254 stores in the U.S. as well as on the Internet at www.Babiesrus.com.

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “will,” “may,” and similar words or phrases. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

# # #